Exhibit 99.1

INVESTOR PRESENTATION June 2012

Disclaimer 1 This presentation contains “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). In particular, statements pertaining to our capital resources, portfolio size, quality and performance, dividend policy and results of operations contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic, business and financial conditions, and changes in our industry and changes in the real estate markets in particular; adverse economic and other developments in the Dallas-Fort Worth-Arlington area, where we have a high concentration of properties; general volatility of the capital and credit markets and the demand for and market price of our Class A common stock; changes in our business strategy; defaults on, early terminations of or non-renewal of leases by tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; increased interest rates and operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and redevelopment, including the cost of construction delays and cost overruns; our failure to successfully operate acquired properties and operations; our failure to successfully dispose of our non-core and non-strategic assets; our projected operating results; our ability to manage our growth effectively; our failure to successfully redevelop properties; impact of changes in governmental regulations, tax law and rates and similar matters; our failure to qualify as a REIT; future terrorist attacks in the U.S.; environmental uncertainties and risks related to natural disasters; lack or insufficient amounts of insurance; availability of and our ability to attract and retain qualified personnel; retention of our senior management team; our understanding of our competition; changes in real estate and zoning laws and increases in real property tax rates; our ability to comply with the laws, rules and regulations applicable to companies; and Other risk factors, including those detailed in the sections of our most recent form 10-K and form 10-Q filed with the SEC titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by applicable law. All information presented is as of 3/31/12, unless otherwise noted

Investment Highlights 2 Large, diversified, high quality retail portfolio Significant ability to enhance portfolio value through continued lease-up Diversified base of value-oriented retail tenants Capital structure positioned for growth Opportunity to enhance portfolio and balance sheet through dispositions of non-core and non-strategic assets Attractive, sustainable dividend yield of 7.4%1,2 Experienced management team with proven track record 1 Based on June 7, 2012 closing price, and annualized dividend of approximately $0.66 per share based on second quarter dividend of approximately $0.17 per share 2 Each dividend is determined quarterly by the Company’s Board of Directors, in its discretion

First Quarter 2012 Summary 3 First quarter Operating FFO of $0.25 per share, up 19% year-over-year Same Store NOI growth of +3.4% year-over-year Retail portfolio percent leased up 210 bps year-over-year to 90.6% Executed 138 new and renewal leases for 717,000 square feet of retail space Closed on a $650 million unsecured credit facility Subsequent to quarter end, completed a $293 million public equity offering

PORTFOLIO SUMMARY

RPAI at a Glance



	Consolidated retail operating property summary
Number of Properties	258
Gross Leasable Area (GLA)	34.6 million square feet
Location	35 states
Breakdown based on GLA	Single User 10% Lifestyle Center 9% Power Center 45% Community/Neighborhood Center 36%
Number of Tenants	~1,500 Tenants
Largest Tenant	3.3% of ABR
Average Portfolio Age	~10 years
Occupancy / Percent Leased	88.0% / 90.6%[1]
Annualized Base Rent (ABR)[2]	\$429.5 million / \$440.5 million[1]
ABR per Square Foot[2]	\$14.09 / \$14.04[1]
Non-retail Portfolio based on ABR[3]	Non-retail 10% Retail 90% 12 office and 3 industrial properties

[1] Includes leases signed but not commenced for approximately 891,000 square feet of GLA representing $11 million of annualized base rent as of lease commencement

[2] ABR excludes $1.4 million from consolidated development properties. Rental abatements for leases commenced which are excluded, were $0.1 million for our retail operating portfolio for the 12 months ending 3/31/13. ABR does not reflect scheduled lease expirations for the 12 months ending 3/31/13

[3] Includes an office asset which was returned to the lender in a deed-in-lieu of foreclosure transaction on April 10, 2012

5

Large, Diversified Retail Portfolio



High geographic diversity



2.3mm sq.ft.
2.9mm sq.ft
1.8mm sq.ft.
7.1mm sq.ft.
1.6mm sq.ft.
Gross Leasable Area (GLA)
More than 5mm sq.ft.
1–5mm sq.ft.
Less than 1mm sq.ft.

Significant presence in top MSAs



Other MSAs 31%
Top 50 MSAs 69%

69% of multi-tenant ABR located in top 50 Metropolitan Statistical Areas (MSA)

- ✓ Strong multi-tenant 3-mile demographics in top 50 MSAs
  - Average population of 91,851[1]
  - Expected population growth of 7.5% over the next five years[1]
  - Average household income of $83,619[1]
- ✓ Over 90% of multi-tenant assets located in markets outside of the top 50 MSAs are anchored by:
  - Best Buy, Target, Home Depot, Kohl's, Wal-Mart, Lowe's; or
  - A national or regional grocer

Breakdown based on GLA



Single User 10%
Power Center 45%
Lifestyle Center 9%
Community/Neighborhood Center 36%

[1]Based on information derived and interpreted by the Company as a result of its own analysis from data provided by the Nielsen Company

6

 Large, Diversified Retail Portfolio 7 Note: Occupancy figures represent economic occupancy Community center – Worcester, MA GLA: 536,000 sq.ft. Occupancy: 91.3% ABR per leased sq.ft.: $10.66 Community center – Newport News, VA GLA: 306,000 sq.ft. Occupancy: 95.1% ABR per leased sq.ft.: $17.09 Community center– Denton, TX GLA: 339,000 sq.ft. Occupancy: 96.8% ABR per leased sq.ft.: $14.58 Lifestyle center – Southlake, TX GLA: 840,000 sq.ft. Occupancy: 85.4% ABR per leased sq.ft.: $28.60 Power center – Annapolis, MD GLA: 274,000 sq.ft. Occupancy: 98.9% ABR per leased sq.ft.: $14.93 Community center – Chicago, IL GLA: 261,000 sq.ft. Occupancy: 95.4% ABR per leased sq.ft.: $21.56 Power center – Seattle, WA GLA: 303,000 sq.ft. Occupancy: 97.3% ABR per leased sq.ft.: $11.96 Lifestyle center – Plano, TX GLA: 391,000 sq.ft. Occupancy: 88.3% ABR per leased sq.ft.: $25.50 Southlake Town Square Denton Town Crossing Gateway Village Northgate North The Brickyard Lincoln Plaza Jefferson Commons Shops at Legacy Representative Properties

National Platform with Local Focus 8 Client-focused organization with significant local and regional on-the-ground presence 19 strategically located property management offices Over 180 employees dedicated to operations, including over 80 property managers and senior leasing agents with an average of 15 years experience in the industry GLA (000s sq.ft.) Regional breakdown North South East West 10,626 7,589 8,615 7,806 ABR ($000s) $136,912 102,639 101,201 88,765 Total 34,636 $429,517 Note: Reflects consolidated retail operating portfolio Headquarters Regional offices Local offices . .

Maximize NOI Through Internal Growth



Stable cash flows

- ✓ Over 40% of leases have remaining contractual annual rental rate increases of ~2%[1]
- ✓ Only 14.9%[2] of our retail annualized base rent expires before 2014

Strong leasing momentum

- ✓ 891,000 square feet of newly signed leases representing $11 million of contractually obligated ABR has not yet commenced
- ✓ Nearly 900,000 square feet of additional space in leasing pipeline
- ✓ Renewed ~77% of expiring leases since beginning of 2009
  - ~87% of expiring leases renewed in 2011

Substantial lease-up opportunity

- ✓ Consolidated retail operating portfolio percent leased of 90.6%[3] as compared to 96.9%[4] as of 12/31/07
- ✓ The successful retenanting of big box space has allowed for renewed focus on small shops (spaces under 10,000 square feet), which represent 1.8 million square feet, or over 500 bps of potential occupancy across the retail operating portfolio
  - 94.2% leased on space over 10,000 square feet
  - 80.6% leased on space under 10,000 square feet

Active asset management

- ✓ Focus on value enhancing strategies such as risk mitigation, tenant retention, long-term capital planning and asset sustainability initiatives

[1] Excludes leases with contractual market based rent changes
[2] Includes our pro rata share of unconsolidated joint ventures
[3] Includes leases signed but not commenced
[4] Includes only leases commenced

9

Strong Leasing Volume 10 3.2 million square feet of GLA was returned via big box retailer bankruptcies during 2008/2009 Through March 31, 2012, including active negotiations, we have addressed 82.5% of vacated space, totaling 2.7 million square feet 2.4 million square feet leased, primarily to existing tenants such as Kohl’s, TJX Companies, Best Buy, hhgregg, Dick’s Sporting Goods and Hobby Lobby 0.2 million square feet sold or in lease negotiations Note: Consolidated retail operating portfolio; includes new and renewal leases

Diversified Base of Value-Oriented Retail Tenants



- ✓ Approximately 1,500 tenants with approximately 3,200 leases
- ✓ Over 90% of our shopping centers anchored or shadow anchored by retailers selling basic household goods or clothing
- ✓ 29 tenants each lease space at more than 15 of our locations, representing 8.4 million square feet
- ✓ Shadow anchors provide additional stability and traffic generation
  - For example, we have 43 Target, 18 Home Depot and 13 Wal-Mart shadow anchors

Top 20 retail tenants represent 36.2% of retail ABR[1]

Rank	Tenant	# of Stores	GLA(000s)	ABR(000s)	% of Retail ABR
1	Best Buy Co., Inc.	30	1,069	$14,568	3.3%
2	TJX Companies, Inc.	44	1,178	11,058	2.5%
3	Rite Aid Corporation	35	425	10,399	2.3%
4	The Stop & Shop Supermarket Co.	10	479	10,007	2.3%
5	Bed Bath & Beyond, Inc.	28	726	9,232	2.1%
6	PetSmart, Inc.	38	678	9,198	2.1%
7	The Home Depot, Inc.	9	1,097	9,135	2.1%
8	Ross Stores, Inc.	37	960	8,897	2.0%
9	Kohl's Corporation	14	1,143	8,095	1.8%
10	The Sports Authority	17	690	7,952	1.8%
11	Supervalu Inc.	9	505	7,296	1.6%
12	Pier 1 Imports Inc.	40	390	7,232	1.6%
13	Publix Super Markets, Inc.	15	634	6,703	1.5%
14	Edwards Theatres	2	219	6,558	1.5%
15	Dick's Sporting Goods, Inc.	13	568	6,525	1.5%
16	Michaels	28	568	6,409	1.4%
17	Office Depot, Inc.	23	462	6,103	1.4%
18	Wal-Mart Stores, Inc.	6	903	5,985	1.3%
19	The Kroger Co.	17	586	4,910	1.1%
20	Rave Cinemas	2	162	4,626	1.0%
	Total	417	13,422	$160,888	36.2%

[1] Represents retail operating portfolio including our pro rata share of unconsolidated joint ventures

11

Dominant Grocery Anchors Drive Traffic Portfolio has a strong line-up of grocery anchors 73 of our 193 multi-tenant retail properties1 are anchored or shadow anchored by a grocery store, and an additional 47 properties have a non-traditional grocery component Annual grocer sales average $25.0 million2 or $494 per square foot, translating into an estimated 18,0003 shopper visits per week 1 Includes wholly-owned and unconsolidated joint ventures 2 Includes only tenants that report sales 3 Estimate of shopper visits based on $26.78 sales per customer transaction (source: www.fmi.org “FMI Facts & Figures”) 12

Best Buy Tenant Summary 13 We have 30 Best Buy locations in the retail operating portfolio, with an average remaining lease term of over five years Our average Best Buy location is 38,500 square feet with an average ABR of $13.63 per square foot Only one lease expiration before 2014 2013 lease expiration is in a fully occupied center with four additional co-anchors Three lease expirations in 2014, all at or below 30,000 square feet – two are in fully occupied centers Best Buy’s recent store closure announcement did not affect our portfolio Best Buy Statistics Locations 30 Total GLA (000s)1 1,069 Average GLA per location (000s) 38.5 Total ABR (000s)1 $14,568 Average ABR per square foot1 $13.63 Number of lease maturities before 2014 1 Average center size (000s) 200 Average number of co-anchors per center 4 Weighted average remaining lease term1,2 5.4 years 1 Includes our pro rata share of unconsolidated joint ventures 2 Weighted by ABR

CAPITAL MARKETS

Over $1 billion of Capital Raised in 2012 15 Raised $293 million of common equity and began trading on the NYSE in early April Closed a new $650 million unsecured credit facility in February, comprised of a $350 million revolver and a $300 million term loan Available borrowings can increase to $850 million in certain circumstances Secured mortgage financings Addressed $298 million of the $527 million of 2012 consolidated debt maturities including regularly scheduled amortization Originated seven mortgages totaling $147 million at a weighted average interest rate of 4.73% and a weighted average term of 10.3 years $450-$550 million of expected dispositions in 2012 $150-$180 million represents the former Mervyns portfolio, which is currently being marketed for sale, with expected closings in the fourth quarter Currently $146 million under contract or LOI, including $81 million of non-strategic retail assets and $65 million of non-core assets

Historical Leverage Profile 16 1 As adjusted for the IPO Total consolidated debt ($mm) Combined Net Debt / Combined Adjusted EBITDA 8.9x 8.5x 8.3x 7.8x 3/31/12 1 8.3x $5,000 $4,000 $3,000 $2,000 $1,000 2008 2009 2010 201 Historical As adjusted $4,628 $4,111 $3,757 $,481 $3,439 $3,216

Capital Structure Positioned for Growth 1 Amounts presented as of 3/31/12, as adjusted for the IPO 2 $14 million of mezzanine debt is open for prepayment in 3Q12, subject to a prepayment penalty. The remaining $125 million of mezzanine debt is open for prepayment in 1Q13, subject to a prepayment penalty As adjusted Interest rate As adjusted capitalization ($mm)1 As adjusted credit statistics1 $182 Unsecured Revolving Line of Credit 2.75% 300 Unsecured Term Loan 2.75% 2,588 Mortgage Debt 6.10% 139 Mezzanine Debt2 12.62% 7 Margin Debt 0.59% $3,216 Total Debt 5.87% (130) Less Cash $3,086 Net Debt Combined Net Debt to Combined Adjusted EBITDA 7.8x Fixed Rate Debt 83.8% Weighted Average Maturity 5.6 years Weighted Average Interest Rate 5.87% Strong liquidity position post offering, with $130 million of cash and $168 million of availability on the line of credit Additional deleveraging is expected to come from the continued lease-up of the portfolio and the execution of the non-core and non-strategic disposition program Objective of becoming an investment grade borrower 17

Manageable Near-Term Debt Maturities As adjusted debt maturities ($mm) Note: Amounts are presented as of 3/31/12, as adjusted for the IPO. Excludes mortgage premium/discount of $10.5 million and $2.0 million as of 3/31/12 $395 12.3% $306 9.5% $250 7.8% $652 20.2% $347 10.8% $1,268 39.4% Weighted average interest rate 5.54% 5.49% 6.92% 4.93% 3.20% 7.09% 18 $1,400 $1,300 $1,200 $1,100 $900 $800 $700 $600 $500 $400 $300 $200 $100 $0 Column 5 Column 4 Column 3 Column 2 2012 2013 2014 2015 2016 Thereafter

Recycle Capital Through Dispositions of Non-Core and Non-Strategic Assets 19 1 Valued at pro rata share 2 Includes one office asset with 500,000 square feet of GLA and $5.5 million of ABR which was returned to the lender in a deed-in-lieu of foreclosure transaction on April 10, 2012 Property Type/Description Amount $864 million $225 million Joint Venture Contributions1 Nine multi-tenant retail properties $156 million Acquisitions Six multi-tenant retail properties $49 million Joint Venture Acquisitions1 Four multi-tenant retail properties Recycling Activities (November 2007 through March 31, 2012) Dispositions 11 office, 3 industrial, 14 single-tenant retail and 4 non-strategic, multi-tenant retail properties Description ABR $39 million Office2 12 properties (3.3 million sq.ft. of GLA) $7 million Industrial 3 properties (1.3 million sq.ft. of GLA) Recycling Opportunities – Non-Retail Portfolio (as of March 31, 2012)

Financial and Operational Progress 20 12/31/08 3/31/12, as adjusted Goal Occupancy 90.6%1 89.1% 94%-95% Same Store NOI Growth 0.7%2 3.4%3 2% at stabilized occupancy2 Consolidated Debt $4.6 billion $3.2 billion4 <$2.5 billion 24 Month Maturities $2.7 billion $738 million4 <$500 million Combined Net Debt / Combined Adjusted EBITDA 8.9x5 7.8x4 6.0x -7.0x Revolver Availability 0% 48%4 75% % of GLA in Non-Retail Portfolio 18% 12% 0% 1 2.2 million square feet of GLA was returned via big box retailer bankruptcies during 2009 2 Annual, year-over-year growth rate 3 First quarter, year-over-year growth rate 4 As adjusted for the IPO 5 Ratio is as of December 31, 2009, the first period for which Combined Net Debt / Combined Adjusted EBITDA was reported

Experienced Management Team Executive Experience Steven P. Grimes President & Chief Executive Officer Former experience as Chief Operating Officer & Chief Financial Officer Director with the mortgage brokerage firm of Cohen Financial Senior Manager with Deloitte & Touche Named to the Board in March 2011 Shane C. Garrison EVP Chief Operating Officer & Chief Investment Officer Vice President of Asset Management of Inland US Management LLC Head of Asset Management for ECI Properties General Manager of the Midwest region for Circuit City Angela Aman EVP Chief Financial Officer & Treasurer Former Director of Capital Markets Portfolio Manager at RREEF Investment Banker for Deutsche Bank Niall J. Byrne EVP & President of Property Management Senior Vice President of Inland Holdco Management LLC Vice President of Asset Management of American Landmark Properties, Ltd. Senior Vice President / Director of Operations for Providence Management Company, LLC Dennis K. Holland EVP General Counsel & Secretary Associate Counsel for The Inland Real Estate Group, Inc. Deputy General Counsel with Heller Financial, Inc. Subsequently employed by GE Capital following the acquisition of Heller Financial Average 22+ years of real estate industry experience Successfully navigated most recent economic crisis Senior executive focus on operations In-house management and leasing Dedicated Management Team 21 Board of Directors Board elected annually All non-management board members are independent

Investment Highlights 22 Large, diversified, high quality retail portfolio Significant ability to enhance portfolio value through continued lease-up Diversified base of value-oriented retail tenants Capital structure positioned for growth Opportunity to enhance portfolio and balance sheet through dispositions of non-core and non-strategic assets Attractive, sustainable dividend yield of 7.4%1,2 Experienced management team with proven track record 1 Based on June 7, 2012 closing price, and annualized dividend of approximately $0.66 per share based on second quarter dividend of approximately $0.17 per share 2 Each dividend is determined quarterly by the Company’s Board of Directors, in its discretion

APPENDIX CASE STUDIES NON-GAAP RECONCILIATIONS

Active Property Management and Leasing Platform Bangor Parkade – Bangor, ME Power Center with “Dark” Office Depot Office Depot had been unsuccessful in subletting space Limited demand from big box users for smaller markets (MSA population approximately 140,000) A-1 “Dark” Office Depot partial site plan Completed partial site plan Negotiated with ULTA cosmetics and PetSmart, both new tenants to the market, to demise and occupy the space Negotiated a significant early termination fee with Office Depot to partially offset leasing costs of new tenancy Increased effective rent by $2.75 per square foot Situation overview Property management and leasing execution Improved the overall customer draw to the center by attracting under- represented national tenants to the market

Active Property Management and Leasing Platform Gurnee Town Center – Gurnee, IL Linens n’ Things terminates its 34,000 square foot lease Old Navy requests to downsize their 25,000 square foot space Heightened concern regarding Borders’ viability Limited demand from big box users for Midwest locations in 2008, 2009 and 2010 A-2 2008 partial site plan 2012 partial site plan Negotiated with Old Navy in order to maintain occupancy while evaluating downsizing options and later elected to downsize Old Navy into Cost Plus space Opted not to renew Cost Plus at reduced rent Signed hhgregg to occupy Linens n’ Things space Signed Ross Stores to occupy Old Navy space Signed DSW to occupy Borders space Percent leased including signed leases improved from a low of 67% to 98% Situation overview Property management and leasing execution Enhanced tenant mix and leasing profile of the center

A-3 Bankruptcies of both Circuit City and Linens ‘n Things contributed to a drop in occupancy to 63.6% at the time of the loan maturity in June 2010 Successful negotiation of discounted payoff resulted in debt forgiveness of $7.6 million Aggressively worked to stabilize the asset, backfilling ~93,000 square feet of vacant space with Pacific Sales (Best Buy), Nordstrom Rack, and Buy Buy Baby, resulting in significant improvements to both the merchandise mix and credit profile of the center Additionally, secured lease renewals with JoAnn Fabrics, Sport Chalet and Sprouts, for ~106,000 square feet On March 1, 2011, closed on a new, 10-year $26 million loan at a rate of 4.74%, ~$4 million above the discounted payoff amount Occupancy in excess of 96% Active Property Management and Leasing Platform Commons at Temecula – Temecula, CA

Recycle Capital Through Dispositions of Non-Core and Non-Strategic Assets



Non-core disposition
PetSmart Distribution Center



- ✓ Industrial property acquired in 2005 for $43 million
- ✓ Asset management extended lease term from under 6 years to 11 years during 2011
- ✓ Closed on sale of property 5 weeks later for $49 million

Proceeds deployed into strategic acquisitions through joint ventures
Alamo Ranch/1890 Ranch


JCPenney

- ✓ Alamo Ranch – 465,000 square foot San Antonio shopping center purchased in December 2011 for $92 million in RioCan JV ($18 million pro rata)
- ✓ 1890 Ranch – 487,000 square foot Austin shopping center purchased in October 2011 through the RioCan JV for $98 million ($20 million pro rata)

A-4

Non-GAAP Financial Measures A-5 Funds From Operation (FFO) As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in "Loss on lease terminations" in our condensed consolidated statements of operations. Operating FFO Operating FFO is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that we do not believe are representative of the operating results of our core business platform. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs. Net Operating Income (NOI) We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). We believe that is a useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance. Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations As of March 31, 2012, Same Store NOI represents NOI from our same store portfolio consisting of 272 operating properties acquired or place in service prior to January 1, 2011. NOI from Other Investment Properties represents NOI primarily from our development properties, two additional phases of existing properties acquired during the third quarter of 2011, one non-stabilized operating property and one property that was partially sold to our RioCan joint venture during the third quarter of 2011, which did not qualify for discontinued operations accounting treatment. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. The Same Store portfolio as of December 31, 2008 consisted of 294 operating properties acquired or placed into service prior to January 1, 2007. Adjusted EBITDA and Combined Adjusted EBITDA Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited. Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 12 months. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior 12 months. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

Reconciliation of NOI to Net Income



	Three Months Ended March 31,		Twelve Months Ended December 31,	
(in thousands)	2012	2011	2008[1]	2007[1]
Same Store investment properties	$106,738	$103,221	$477,954	$474,628
Other investment properties	1,604	2,475	32,712	23,754
Total net operating income	108,342	105,696	510,666	498,382
Other income (expense):				
Straight-line rental income, net	355	(83)	12,851	15,882
Amortization of acquired above and below market lease intangibles, net	546	369	2,504	3,200
Amortization of lease inducements	(40)	(15)	-	-
Straight-line ground rent expense	(916)	(956)	(5,186)	(3,806)
Straight-line bad debt expense	-	-	(8,749)	(1,877)
Insurance captive income	-	-	1,938	1,890
Depreciation and amortization	(58,607)	(59,127)	(265,587)	(257,132)
Provision for impairment of investment properties	-	(30,373)	(80,000)	(13,560)
Loss on lease terminations	(3,724)	(3,338)	(67,092)	(11,788)
Insurance captive expenses	-	-	(2,874)	(1,598)
General and administrative expenses	(4,921)	(6,327)	(19,997)	(16,535)
Advisor asset management fee	-	-	-	(23,750)
Dividend income	865	676	24,010	23,729
Interest income	21	180	4,329	13,671
Gain on extinguishment of debt, net	3,879	10,723	-	2,486
Gain on contribution of investment properties	-	-	-	11,749
Equity in (loss) income of unconsolidated joint ventures, net	(2,318)	(2,178)	(4,939)	96
Interest expense	(55,005)	(61,313)	(224,015)	(217,771)
Co-venture obligation expense	(2,903)	(1,792)	-	-
Recognized loss on marketable securities, net	-	-	(160,888)	(19,967)
Impairment of goodwill	-	-	(377,916)	-
Loss on investment in unconsolidated joint venture	-	-	(5,524)	-
Loss on interest rate locks	-	-	(16,778)	-
Other (expense) income, net	(3,546)	583	(1,062)	237
Total other expense	(126,314)	(152,971)	(1,194,975)	(494,844)
Loss from continuing operations	(17,972)	(47,275)	(684,309)	3,538
Discontinued operations:				
Operating income (loss), net	90	1,139	1,096	2,200
Gain on sales of investment properties, net	915	3,459	-	37,296
Income (loss) from discontinued operations	1,005	4,598	1,096	39,496
Gain on sales of investment properties	679	2,660	-	-
Net loss	(16,288)	(40,017)	(683,213)	43,034
Net income attributable to noncontrolling interests	-	(8)	(514)	(1,365)
Net loss attributable to Company shareholders	$(16,288)	$(40,025)	$(683,727)	$41,669

[1] Figures reflect properties in our same sore portfolio as of December 31, 2008 and properties that qualified as discontinued operations through December 31, 2008. Properties that have qualified as discontinued operations subsequent to December 31, 2008 are reflected in continuing operations

A-6

Reconciliation of Operating FFO A-7 Three Months Ended March 31, (in thousands, except per share amounts) 2012 2011 Net loss attributable to Company shareholders $(16,288) $(40,025) Add: Depreciation and amortization1 65,225 65,447 Provision for impairment of investment properties1,2 1,055 32,747 Less: Gain on sales of investment properties1 (1,594) (6,119) Noncontrolling interests share of depreciation related to consolidated joint ventures1 - (584) Funds from operations(FFO) $48,398 $51,466 FFO per common share $0.25 $0.27 Add: Excise tax accrual 4,594 - Less: Gain on extinguishment of debt (3,879) (10,723) Operating FFO $49,113 $40,743 Operating FFO per common share $0.25 $0.21 1 Includes amounts from discontinued operations 2 Excludes $342, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the three months ended March 31, 2012 exceeded the carrying value of our investment in such joint venture

Reconciliation of Combined Adjusted EBITDA A-8 Twelve Months Ended (in thousands) March 31, 2012 December 31, 2011 December 31, 20101 December 31, 20091 Net loss $(48,849) $(72,578) $(94,707) $(115,409) Interest expense 226,052 232,360 257,208 228,271 Interest expense (discontinued operations) 53 530 7,708 16,222 Depreciation and amortization 234,915 235,435 240,720 243,571 Depreciation and amortization (discontinued operations) 1,451 2,585 7,368 15,021 Loss on partial sales of investment properties - - 385 - Gain on sales of investment properties (3,925) (5,906) - - Gain on sales of investment properties, net (discontinued operations) (21,965) (24,509) (23,806) (26,383) Gain on extinguishment of debt, net (9,861) (16,705) - - Loss on lease terminations 9,690 9,704 15,523 17,550 Loss on lease terminations (discontinued operations) 26 26 285 54 Provision for impairment of investment properties 7,650 38,023 11,030 27,600 Provision for impairment of investment properties (discontinued operations) 1,958 1,958 12,027 37,100 Impairment of notes receivable - - - 17,322 Recognized gain on marketable securities, net (277) (277) (4,007) (18,039) Gain on interest rate locks - - - (3,989) Adjusted EBITDA $396,918 $400,646 $429,734 $438,891 Pro rata share of adjustments from investment property unconsolidated joint ventures: Interest expense $3,630 $3,310 $2,804 $4,294 Depreciation and amortization 8,360 7,080 3,781 3,372 Loss (gain) on sales of investment properties 28 28 (432) 675 Loss on lease terminations 553 387 - - Provision for impairment of investment properties 2,641 3,959 - 9,062 Amortization of basis (not pro rata) 165 204 277 284 Combined Adjusted EBITDA $412,295 $415,614 $436,164 $456,578 1 Figures reflect properties that qualified as discontinued operations through December 31, 2011. Properties that have qualified as discontinued operations subsequent to December 31, 2011 are reflected in continuing operations

Reconciliation of Combined Net Debt to Combined Adjusted EBITDA



(in thousands, except ratios)	March 31, 2012 As Adjusted	March 31, 2012 Actual	December 31, 2011	December 31, 2010	December 31, 2009
Total debt	$3,216,260	$3,439,144	$3,481,218	$3,757,237	$4,110,985
Less: cash and cash equivalents	(130,015)	(126,115)	(136,009)	(130,213)	(125,904)
Net debt	$3,086,245	$3,313,029	$3,345,209	$3,627,024	$3,985,081
Adjusted EBITDA[1]	396,918	396,918	400,646	429,734	438,891
Net debt to Adjusted EBITDA	7.8x	8.3x	8.3x	8.4x	9.1x
Net debt	$3,086,245	$3,313,029	$3,345,209	$3,627,024	$3,985,081
Add: pro rata share of our investment property unconsolidated joint ventures total debt	114,022	114,022	114,382	79,475	62,998
Less: pro rata share of our investment property unconsolidated joint ventures cash and cash equivalents	(2,135)	(2,135)	(13,238)	(1,527)	(4,116)
Combined net debt[2]	$3,198,132	$3,424,916	$3,446,353	$3,704,972	$4,043,963
Combined Adjusted EBITDA[1,2]	412,295	412,295	415,614	436,164	456,578
Combined net debt to combined Adjusted EBITDA[2]	7.8x	8.3x	8.3x	8.5x	8.9x

[1] For purposes of these ratio calculations, twelve months ended figures were used

[2] Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio

A-9